Exhibit 99
For release at 6:30 a.m.
Contact:
D. Geoffrey Shulman, MD, Chairman & CEO — 416.363.5059
Robert F. Doman, President & COO — 978.909.2216
Richard Christopher, VP Finance & CFO — 978.909.2211
Shari Lovell, Director, Shareholder Services — 416.363.5059
DUSA Pharmaceuticals Reports
First Quarter 2007 Corporate Highlights and Financial Results
Year over year revenues up 41% as Kerastick® unit sales increase 27% in the U.S.;
Launches new product — ClindaReachTM, and initiates trial of Levulan® PDT in acne
WILMINGTON, MA — May 4, 2007 — DUSA Pharmaceuticals, Inc.® (NASDAQ GM: DUSA), a dermatology company that is developing and marketing Levulan® photodynamic therapy (PDT) and other products targeting patients with common skin conditions, reported today its corporate highlights and financial results for the first quarter ended March 31, 2007.
Total product revenues for the first quarter were $6.7 million versus $4.8 million in the comparable 2006 period, a 41% year over year increase. The revenue increases were mainly reflective of Levulan® Kerastick® unit volume sales growth; as well as a full quarter of non-PDT revenues associated with products acquired in the merger with Sirius Laboratories, Inc.® (Sirius) that closed on March 10, 2006. Revenues from sales of PDT products were $4.6 million versus $3.9 million for the comparable 2006 period. Non-PDT revenues totaled $2.1 million versus $0.9 million for the comparable 2006 period. Non-PDT revenues for first quarter of 2006 represent the period March 10, 2006 (date of merger) through March 31, 2006.
For the first quarter of 2007, DUSA’s net loss on a GAAP basis was ($3.4) million, or ($0.17) per common share. GAAP net loss for the comparable 2006 period was ($4.6) million, or ($0.26) per common share. On a non-GAAP basis, the Company’s net loss for the first quarter of 2007 was ($3.1) million, or ($0.16) per common share. Non-GAAP net loss for the comparable 2006 period was ($2.6) million or ($0.15) per common share. Investors are encouraged to refer to the “Use of Non-GAAP Financial Measures” section and accompanying financial tables for a reconciliation of GAAP to non-GAAP information.
First Quarter 2007 Highlights:
•	Kerastick® unit sales grew 17% from 32,934 units in the first quarter of 2006 to 38,370 units in the first quarter of 2007. The growth was driven by a 27% increase in Kerastick® unit sales volumes in the United States. There were 35,706 Kerasticks sold in the U.S. during the quarter versus 28,080 sold in the comparable 2006 period.

•	DUSA’s first new pipeline product from the Sirius acquisition, ClindaReachTM, for the treatment of acne vulgaris in hard-to-reach areas, such as the back, was launched in mid-March.

•	Gross margins improved from 62% in the first quarter of 2006 to 68% in the first quarter of 2007. The increase was attributable to a 10% increase in PDT margins.

•	DUSA’s net cash burn decreased to $1.7 million during the first quarter of 2007, down from $11.5 million in the first quarter of 2006. The prior year’s cash burn for the quarter included $7.8 million in net cash outflow related to the merger with Sirius. Cash burn in Q1 2006 excluding this amount was $3.7 million.
Other Updates:
•	DUSA’s marketing partner for Latin America, Stiefel Laboratories, Inc., has received regulatory approval to market Levulan® PDT in Argentina, Brazil and Mexico. Product launch is scheduled to follow receipt of final pricing from the Brazilian regulatory authorities. Regulatory filings also have been submitted in three additional markets in Latin America.

•	In early January 2007, DUSA announced the signing of an agreement with Daewoong Pharmaceutical Co. Ltd., to market Levulan® PDT in certain Asian territories. The agreement contains obligations for Daewoong to make both milestone payments and minimum product purchases. Regulatory submissions necessary for approval to market Levulan® in Korea are in progress.

•	DUSA finalized the protocol on its planned Phase IIb clinical trial of Levulan® PDT in the treatment of acne, and began enrollment in the study during the quarter. Additional clinical site investigator meetings were held in late April.

•	On March 7, 2007, the New Jersey District Court lifted the preliminary injunction which previously had enjoined River’s Edge from selling its generic version of DUSA’s Nicomide®. DUSA believes that River’s Edge’s product reentered the market in late March and expects its presence to adversely impact Nicomide® sales throughout the litigation process. In the interim, DUSA has instituted alternative marketing strategies aimed at mitigating potential market share loss.
Management Comments
“We are pleased with our first quarter 2007 results, which were driven by the growth of our PDT franchise,” stated President and Chief Operating Officer Robert Doman. “Kerastick® sales volumes of 38,370 units were the second highest quarterly total ever achieved, second only to the Q4 2006 record sales volume of 45,402 units. PDT was highlighted in numerous presentations and posters at the Annual American Academy of Dermatology meeting, and ALA PDT was recommended by an international group of expert physicians as a highly effective first line treatment for multiple AKs in the January 2007 issue of the Journal of American Academy of Dermatology.”
“We also achieved a number of key product development milestones during the first quarter of 2007,” Doman continued. “Among these achievements were the launch of our new product, ClindaReachTM, and the initiation of our Phase IIb clinical trial of Levulan PDT in the treatment of moderate to severe acne. In addition, the signing of our agreement with Daewoong Pharmaceutical for certain Asian markets, combined with our Latin American partnership with Stiefel Laboratories, provides us with future growth opportunities for Levulan PDT.”
“We continue to execute on our strategy to broaden our product portfolio and expand our sales and marketing opportunities. As a result, we are well positioned to capitalize on the increased acceptance and growth of Levulan PDT in the U.S. and the global expansion of our PDT franchise,” concluded Doman.

Financial Summary:
Revenues for the three-month period ended March 31, 2007 were comprised of the following:

	Three months ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
PDT Drug & Device Product Revenues

Kerastick Product Revenues:
United States	$3,724,000	$2,810,000
Canada	201,000	343,000

Subtotal Kerastick Product Revenues	3,925,000	3,153,000

BLU-U Product Revenues:
United States	567,000	669,000
Canada	65,000	31,000

Subtotal BLU-U Product Revenues	632,000	700,000

Total PDT Drug & Device Product Revenues	4,557,000	3,853,000

Total Non-PDT Drug Product Revenues	2,120,000	898,000

TOTAL PRODUCT REVENUES	$6,677,000	$4,751,000

The increase in Kerastick® revenues for the three-month period ended March 31, 2007 from the comparable 2006 period was driven by increased sales volumes and an increase in the Company’s average unit net selling price. The Company’s average net selling price for the Kerastick® increased to $102.19 in the first quarter of 2007 from $95.73 in the first quarter of 2006. The decrease in BLU-U revenue was the result of lower overall sales volumes which were partially offset by an increase in the average selling price of this product. There were 75 units sold for the three months ended March 31, 2007 versus 92 units sold in the comparable 2006 period. The average net selling price for the BLU-U increased to $7,890 for the three months ended March 31, 2007 from $7,496 in the comparable 2006 period. Non-PDT drug product revenues represent the revenues generated by the products acquired as part of DUSA’s merger with Sirius. The substantial majority of this revenue is attributable to sales of Nicomide®. First quarter 2007 Non-PDT revenues reflect a full quarter of sales activity while the prior year quarter reflects only the period March 10, 2006 (date of merger) through March 31, 2006.
Total product margins for the period were 68% versus 62% in the prior year. Total PDT drug and device product margins for the quarter of 2007 were $3.2 million, or 71%, versus $2.3 million, or 61%, for the comparable 2006 period. Kerastick® gross margins for the three-month period ended March 31, 2007 were 80%, versus 71% for the comparable 2006 period. Similar to the increase in revenues, the increase in margin is mainly attributable to increases in both unit sales volumes and average selling prices. BLU-U margins for the first quarter of 2007 were 18%, versus 17% for the comparable 2006 period. Non-PDT drug product margins reflect the margin generated by the products acquired as part of DUSA’s March 10, 2006 merger with Sirius. Total non-PDT gross margins for the three month period ended March 31, 2007 were 60% compared with 69% for the period March 10, 2006 (date of merger) through March 31, 2006. During the three-month period ended March 31, 2007, Non-PDT Drug Product margins were negatively impacted by the recording of a reserve for excess Nicomide® inventory resulting from the March 2007 dissolution of the preliminary injunction allowing River’s Edge to sell its generic substitute for Nicomide®; as well as, an increase in both the number and dollar amount of rebate redemptions on sales of Nicomide®.
Total operating costs for the three-month period ended March 31, 2007 were $8.1 million, compared with $7.9 million in the first quarter of 2006. Research and development costs remained relatively flat at $1.5 million as the increased spending on the Company’s Phase IIb clinical trial on acne, was offset by reduced spending for development of the use of Levulan® to treat photodamaged skin and Barrett’s Esophagus. Marketing and sales costs increased to $3.5 million for the first quarter of 2007 from $2.7 million in the comparable 2006 period due primarily to an increase in the size of the Company’s sales force resulting from the Sirius merger. General and administrative costs increased to $3.0 million in the first quarter of 2007 from $2.1 million in the comparable 2006 period. This increase is mainly attributable to increased legal and other professional services costs incurred during the first quarter of 2007 primarily involving the River’s Edge case. General and administrative expenses are highly dependent on the Company’s legal and other professional fees, which can vary significantly from period to period particularly in light of DUSA’s litigation strategy to protect our intellectual property.
As of March 31, 2007, total cash, cash equivalents, and U.S. government securities were $16.5 million, compared to $18.2 million at December 31, 2006. The decrease is primarily attributable to cash expended to fund operational expenses. Net cash expenditures for the first quarter of 2007 were $1.7 million.

Condensed Consolidated Balance Sheets, Condensed Consolidated Statement of Operations and GAAP to Non-GAAP reconciliation follow:
DUSA Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,560,705	$3,267,071
Marketable securities	10,929,203	14,943,196
Accrued interest receivable	61,783	158,374
Accounts receivable, net	2,578,337	2,060,565
Inventory	2,592,314	2,343,472
Prepaid and other current assets	1,138,912	1,535,819

TOTAL CURRENT ASSETS	22,861,254	24,308,497
Restricted cash	164,796	162,805
Property, plant and equipment, net	2,571,980	2,567,286
Goodwill	6,272,505	5,772,505
Deferred charges and other assets	947,378	944,720

TOTAL ASSETS	$32,817,913	$33,755,813

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$674,426	$649,523
Accrued compensation	1,391,315	1,674,470
Other accrued expenses	4,709,632	3,841,891
Deferred revenue	409,831	57,270

TOTAL CURRENT LIABILITIES	7,185,204	6,223,154
Other liabilities	2,156,609	1,199,086

TOTAL LIABILITIES	9,341,813	7,422,240

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Capital Stock
Authorized: 100,000,000 shares; 40,000,000 shares designated as common stock, no par, and 60,000,000 shares issuable in series or classes; and 40,000 junior Series A preferred shares. Issued and outstanding: 19,480,067 shares of common stock, no par, at March 31, 2007 and December 31, 2006	143,209,889	142,959,298
Additional paid-in capital	4,562,810	4,320,625
Accumulated deficit	(124,257,905)	(120,886,977)
Accumulated other comprehensive loss	(38,694)	(59,373)

TOTAL SHAREHOLDERS’ EQUITY	23,476,100	26,333,573

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,817,913	$33,755,813

DUSA Pharmaceuticals, Inc. Condensed Consolidated Statement of Operations (Unaudited)

	3 months ended March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Product Revenues	$6,676,840	$4,750,520
Cost of Product Revenues	2,156,152	1,790,759

Gross Margin	4,520,688	2,959,761
Operating Costs:
Research and Development	1,526,104	1,510,731
In-process Research and Development	—	1,600,000
Marketing and Sales	3,530,707	2,690,684
General and Administrative	3,023,449	2,070,291

Total Operating Costs	8,080,260	7,871,706

Loss from Operations	(3,559,572)	(4,911,945)

Other Income
Other Income, net	188,644	271,636

Net Loss	$(3,370,928)	$(4,640,309)

Basic and Diluted Net Loss per Common Share	$(0.17)	$(0.26)

Weighted Average Number of Common Shares Outstanding, Basic and Diluted	19,480,067	17,629,292

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, DUSA has provided in the tables below non-GAAP financial measures adjusted to exclude share-based compensation expense, amortization of intangible assets, and an in-process research and development charge related to the Company’s merger with Sirius in the first quarter of 2006. The Company believes this presentation is useful to help investors better understand DUSA’s financial performance, competitive position and prospects for the future. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and in allowing for a more comparable presentation of results. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate DUSA’s performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies.
Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the tables below.

	For the three months ended March 31, 2007
	(Unaudited)
		SFAS 123(R)
	GAAP	Adjustment(a)	Non-GAAP
Product Revenues	$6,676,840		$6,676,840
Cost of Product Revenues	2,156,152	(26,015)	2,130,137

Gross Margin	4,520,688	26,015	4,546,703

Operating Costs:
Research and Development	1,526,104	(93,518)	1,432,586
In-process Research and Development	—		—
Marketing and Sales	3,530,707	56,839	3,587,546
General and Administrative	3,023,449	(179,490)	2,843,959

Total Operating Costs	8,080,260	(216,169)	7,864,091

Loss from Operations	$(3,559,572)	$242,184	$(3,317,388)

Other Income
Other Income, net	188,644		188,644

Net Loss	$(3,370,928)	$242,184	$(3,128,744)

Basic and Diluted Net Loss per Common Share	$(0.17)		$(0.16)

Weighted Average Number of Common Shares Outstanding, Basic and Diluted	19,480,067		19,480,067

(a)	Share based compensation expense resulting from the adoption of SFAS 123(R)

	For the three months ended March 31, 2006
	(Unaudited)
			Non-cash
			charges
		SFAS 123(R)	related to the
			purchase of
	GAAP	Adjustment(a)	Sirius		Non-GAAP
Product Revenues	$4,750,520				$4,750,520
Cost of Product Revenues	1,790,759	(19,063)	(102,039	)(b)	1,669,657

Gross Margin	2,959,761	19,063	102,039		3,080,863

Operating Costs:
Research and Development	1,510,731	(81,004)			1,429,727
In-process Research and Development	1,600,000		(1,600,000	)(c)	—
Marketing and Sales	2,690,684	(68,841)			2,621,843
General and Administrative	2,070,291	(149,287)			1,921,004

Total Operating Costs	7,871,706	(299,132)	(1,600,000)		5,972,574

Loss from Operations	$(4,911,945)	$318,195	$1,702,039		$(2,891,711)

Other Income
Other Income, net	271,636				271,636

Net Loss	$(4,640,309)	$318,195	$1,702,039		$(2,620,075)

Basic and Diluted Net Loss per Common Share	$(0.26)				$(0.15)

Weighted Average Number of Common Shares Outstanding, Basic and Diluted	17,629,292				17,629,292

(a)	Share based compensation expense resulting from the adoption of SFAS 123(R)

(b)	Amortization of intangible assets from date of merger (March 10, 2006) through March 31, 2006

(c)	In-process research and development, one-time charge

Conference Call Details and Dial-in Information
In conjunction with this announcement, DUSA will host a conference call today:
Friday, May 4th – 8:30 a.m. Eastern
If calling from the US or Canada use the following toll-free number:
800.647.4314
Password – DUSA
For international callers use
641.297.7663
Password – DUSA
A recorded replay of the call will be available
North American callers use 877.863.0350
International callers use 858.244.1268
The call will be accessible on our web site approximately one hour following the call at www.dusapharma.com.
About DUSA Pharmaceuticals
DUSA Pharmaceuticals, Inc. is an integrated dermatology specialty pharmaceutical company focused primarily on the development and marketing of its Levulan® Photodynamic Therapy (PDT) technology platform, and complementary dermatology products. Levulan® PDT is currently approved for the treatment of Grade 1 and Grade 2 actinic keratoses of the face and scalp, and is being developed for the treatment of acne. DUSA’s other dermatology products include ClindaReach™, Nicomide®, and the AVAR® line. DUSA is also supporting development of certain internal indications of Levulan® PDT. DUSA is based in Wilmington, Mass. Please visit our Web site at www.dusapharma.com.
Except for historical information, this news release contains certain forward-looking statements that represent our current expectations and beliefs concerning future events, and involve certain known and unknown risk and uncertainties. These forward-looking statements relate to management’s expectations regarding reentry of the River’s Edge niacinamide product, an adverse impact on Nicomide® sales, and beliefs concerning non-GAAP financial measures. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, the uncertainties of the litigation process, actions by health or securities regulatory authorities, changing market and regulatory conditions, the maintenance of our patent portfolio, dependence on third-party manufacturers, the ability to maintain our sales force and impact of sales activities, and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2006.
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